EXHIBIT 3.2

AMERICAN ORIENTAL BIOENGINEERING, INC.

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AMENDED AND RESTATED BY-LAWS

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ARTICLE I

OFFICES

Section 1. The registered office of the corporation (hereinafter referred to as the “Corporation”) shall be in 6100 Neil Road, Suite 500, the City of Reno, Nevada.

The address of the U.S. headquarters of the Corporation is located at:

330 Madison Avenue, 9th Floor, New York, NY 10017, U.S.A.

The addresses of the regional headquarters of the Corporation are at:

25th Floor, Middle Part, Great China International Exchange Square, Futian District, Shenzhen, China; and

Unit A-B, 26th Floor, CNT Tower, 338 Hennessy Road, Wanchai, Hong Kong

Section 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. TIME AND PLACE. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Nevada as the Board of Directors may fix from time to time or as may be fixed by the written consent of a majority of the stockholders entitled to vote thereat.

Section 2. ANNUAL MEETING. The annual meeting of stockholders shall be held at such place, within or without the State of Nevada, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meetings shall be held at the headquarters of the Corporation within the United States. At such meetings Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted as may properly come before the meeting.

Section 3. NOTICE OF ANNUAL MEETING. Written notice of each annual meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and hour of such meeting, and shall state other matters, if any, that may be expressly required by law.

Section 4. SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, by the Chairman of the Board or the Chief Executive Officer or the President, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors or of stockholders owning fifty percent (50%) or more of the shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. NOTICE OF SPECIAL MEETINGS. Except in special cases where other express provisions are made by law, notice of such special meetings shall be given in the same manner as is required for notice of the annual meetings of stockholders. Notice of any special meeting shall specify in addition to the place, date and hour of such meeting, the general nature of the business to be transacted. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6. PRESIDING OVER THE MEETING. Such person as the Board of Directors may designate, or, in the absence of such a person, the highest ranking officer of the Corporation who is present, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of the meeting shall determine the order of business and procedure at the meeting.

Section 7. LIST OF STOCKHOLDERS. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

Section 8. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be as provided by law.

Section 9. QUORUM. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Articles of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders, to leave less than a quorum.

Section 10. ADJOURNMENTS. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at the meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat if the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting. Except as provided above, if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. The adjourned meeting may transact any business which could properly be considered at the original meeting. If a quorum is present at the original meeting, it is not necessary for the transaction of business that a quorum be present at the adjourned meeting.

Section 11. VOTING.

a. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

b. All elections shall be determined by a majority vote, and, except as otherwise provided by law or the Articles of Incorporation, all other matters shall be determined by a majority vote of the shares present in person or represented by proxy and voting on such other matters.

c. All voting, except on the election of directors, may be by show of hands (or voice if such meeting is pursuant to Section 14 below) or by ballot, provided, however, that upon demand therefore by a stockholder entitled to vote or by his proxy, a ballot vote shall be taken.

Section 12. ACTION BY CONSENT. Any action required or permitted by law or by the Articles of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

Section 13. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent, and filed with the Secretary of the Corporation; provided, that, in compliance with NRS 78.355(4), no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. A duly executed proxy shall be irrevocable and remain in full force and effect if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, until:

(a) Another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the corporation or another person or persons appointed by the corporation to count the votes of stockholders and determine the validity of proxies and ballots; or

(b) The stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the corporation when the votes are counted;

as provided under NRS 78.355(4).

Section 14. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATION EQUIPMENT. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment by which all stockholders participating in the meeting can hear and be heard by each other. To the extent permitted by law, with respect to the relevant meeting, such participation in a meeting by telephonic or similar equipment shall constitute presence in person within the United States (regardless of the location from where the communication originates) by a stockholder.

ARTICLE III

DIRECTORS, THE BOARD OF DIRECTORS

Section 1. NUMBER AND TENURE. The number of directors that shall be neither more than fifteen (15) nor fewer than one (1). The number may be increased and/or decreased from time to time by the Board of Directors and/or the stockholders within the limits permitted above, by the Articles of Incorporation and the law. The Directors shall be elected at the annual meeting or a special meeting of stockholders, except as provided in Section 2 of this Article, and the Directors will form the Board of Directors. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2. VACANCIES. All vacancies, including those caused by an increase in the number of directors, resignation or removal, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his, her or their resignation to the board, effective at a future date, the board shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each director so appointed to fill such vacancies shall hold office for the remainder of the term of office of the resigning director or directors.

Section 3. REMOVAL OR RESIGNATION. Except as otherwise provided by law or the Articles of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, by not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an election of Directors. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon delivery to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:

FIRST: To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or with these by-laws, fix their compensation and require from them security for faithful service.

SECOND: To conduct, manage and control the affairs and business of the Corporation, make macro-policy decisions, mark out strategic development plans and substantial investment of the Corporation, and to make such rules and regulations therefore not inconsistent with law, the Articles of Incorporation or these by-laws, as they may deem best.

THIRD: To change from time to time the registered office of the Corporation from one location to another within Nevada as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more headquarters of the Corporation within or without the State of Nevada, as provided in Article I Section 2, hereof; to designate any place within or without the State of Nevada for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificates of stock and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

FOURTH: To authorize the issuance of authorized shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital of the Corporation.

FIFTH: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the name of the Corporation, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

SIXTH: To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine.

SEVENTH: To adopt from time to time such stock, option, stock purchase, bonus or other compensation plan and such insurance, retirement or other benefit plan for directors, officers and agents of the Corporation and its subsidiaries as it may determine.

Section 5. REGULAR ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof (unless same is not in the United States). No notice of such meeting shall be necessary to the Directors in order to constitute the meeting legally. In the event such meeting is not so held, the meeting may be held at such time and place within the United States as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. REGULAR MEETINGS. The Board of Directors of the Corporation or any committee thereof may hold regular meetings either within or without the State of

Nevada. Regular meetings of the Board of Directors may be held without notice at such time and at such place within the United States as shall from time to time be determined by the Board of Directors.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee thereof may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and the President or the Secretary shall, under the arrangement of the Chairman of the Board of Directors or the Chief Executive Officer, call a special meeting upon request of three (3) or more Directors. If given personally, by facsimile, telephone or by telegram, the notice shall be given at least the day prior to the meeting. Notice may be given by mail if it is mailed at least three (3) days before the meeting. The notice need not specify the business to be transacted. Any such meeting shall take place at the headquarters of the Corporation within the United States.

Section 8. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATION EQUIPMENT. Meeting of the Board of Directors may be held by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear and be heard by each other. To the extent permitted by law, with respect to the relevant meeting, such participation in a meeting by telephonic or similar equipment shall constitute presence in person within the United States (regardless of the location from where the communication originates) by a Director.

Section 9. QUORUM. At meetings of the Board of Directors, one third of the Directors at that time in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. COMPENSATION. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, as may from time to time be determined by the Board of Directors, except those who are officers of the Corporation or otherwise accept salary or other remuneration from the Company. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors or of any committee of the Board of Directors, as the case may be, and such written consent is filed with the minutes of its proceedings and kept by the Secretary of the Corporation.

Section 12. COMMITTEES. By resolution of the Board of Directors, the Board of Directors shall have the authority to form any committees for whatever purpose. These committees shall conduct their respective work under the leadership of the Board of Directors. The chairman of each committee of the Board of Directors shall be nominated by the Chairman of the Board of Directors, approved by the Board of Directors and signed by the Chairman of the Board of Directors. The chairman of each of such committees shall report to and ask for instructions from the Chairman of the Board of Directors, and obtain approval from the Chairman of the Board of Directors of any decisions made by the committee. A committee may consist of as few as two (2) members. A committee may exercise such powers as authorized by the Board of Directors except as prohibited by law. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may provide that a committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors for filing, examination and approval when required by the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. OFFICERS. The Officers of the Corporation shall include a President, a Secretary and all management personnel at “C level” and above. “C level” is an internal designation by the Corporation of its employees at or above the level considered senior management. The Corporation may also have, at the discretion of the Board of Directors, one Chief Executive Officer, one or more Vice Presidents, one Chief Financial Officer, one or more Treasurers, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices. All Officers shall exercise the powers and perform the duties as set forth in these by-laws or as shall from time to time be determined by the Board of Directors.

The Chief Executive Officer, the President, the Chief Financial Officer, the head of human resources and the Secretary of the Corporation shall be nominated by the Chairman of the Board of Directors, approved by the Board of Directors and signed by the Chairman of the Board of Directors. The management personnel at “C level” and above shall be determined by the Chief Executive Officer.

Section 2. ELECTION. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICER, ETC. The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any annual regular or special meeting of the Board, or by an Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by the By-laws for regular appointments to such office.

Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and subordinate Officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the Chief Executive Officer of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 7. PRESIDENT. The President shall, subject to the control of and powers jointly authorized by the Board of Directors and the Chief Executive Officer, have general supervision, direction and control of the business and subordinate Officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the President of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 8. VICE PRESIDENT. Each Vice President, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence of the President or in the event of his inability or refusal to act, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of Minutes at such place as the Board of Directors may order, of all meetings of the Board of Directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the meetings of the Board of Directors, and the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep or cause to be kept, at such place as the Board of Directors may order, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject to the control of and powers jointly authorized by the Board of Directors and the Chief Executive Officer have general supervision, direction and control of the finances of the Corporation and shall have the general powers and full duties of management usually vested in the office of the Chief Financial Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 11. TREASURER. Subject to the power and responsibilities authorized by the Chief Financial Officer, if any, the Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall be open to inspection by any Director at all reasonable times. The Treasurer shall deposit all monies and other valuables in the name of and to the credit of the Corporation with such depositories as may be designated by the Board of Directors, and he shall render to the Chief Executive Officer, the President and Directors whenever they request it an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

Section 12. ASSISTANT SECRETARY. During the absence or disability of the Secretary, or as directed by the Board of Directors, the Assistant Secretary shall have all the powers and functions of the Secretary.

Section 13. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because he is also a Director of the Corporation.

ARTICLE V

AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 1. AFFILIATED TRANSACTIONS. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are Directors or Officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

a. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

b. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

c. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 2. DETERMINING QUORUM. Both interested and disinterested Directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.

ARTICLE VI

LIABILITY TO CORPORATION AND INDEMNIFICATION

Section 1. LIABILITY TO CORPORATION. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a Director or Officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by Officers or employees of the Corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the Corporation provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants.

Section 2. INDEMNIFICATION. The Corporation shall indemnify its Officers and Directors to the greatest extent permitted by the laws of Nevada.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1. FORM AND SIGNATURE

a. Every stockholder shall be entitled to have a certificate, signed by the President or the Chief Executive Officer or the Chairman of the Board or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

b. All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

Section 2. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. REGISTERED STOCKHOLDERS.

a. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and, in the case of stock not paid in full, to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

b. If a stockholder desires that notices and/or dividends be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock having been lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed, and to accept such other terms and conditions as the Board of Directors may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. DIVIDENDS. Subject to the provisions of law and the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2. RESERVES. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of

Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3. FISCAL YEAR. The fiscal year of the Corporation initially shall terminate at the end of a calendar year, and subsequently shall be determined from time to time by the Board of Directors.

Section 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Nevada”.

Section 5. CORPORATE RECORDS. The Corporation may keep its stock ledger, books of account and minutes of proceedings of the stockholders, the Board of Directors and the committees of the Board of Directors, either within or without the State of Nevada, as the Board of Directors may from time to time determine.

Section 6. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary and Treasurer of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 8. NOTICE. Whenever, under the provisions of law or of the Articles of Incorporation or of these by-laws, notice is required to be given to any director, stockholder, officer or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person, at his address as it appears on the records of the Corporation, with the requisite postage thereon prepaid, or by telegram or facsimile (to the telex or facsimile number appearing on the records of the Corporation, as applicable) and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, delivered to the telegraph office, or upon receipt of confirmation of delivery of such fax is received, as the case may be. Notice to directors may also be given by telephone. Whenever any notice is required to be given under the provisions of law or the

Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

AMENDMENTS

Section 1. POWER OF STOCKHOLDERS. New By-laws may be adopted, or these By-laws may be amended or repealed, by the majority vote of the outstanding shares of the Corporation, or by the written consent of the holders of such shares.

Section 2. POWER OF DIRECTORS. The Directors may amend these By-laws by majority vote.

I, being the Secretary of AMERICAN ORIENTAL BIOENGINEERING, INC., DO HEREBY CERTIFY the foregoing to be the Amended and Restated By-laws of said corporation, as adopted unanimously by the Board of Directors on the 7th day of August, 2008.

/s/ Yanchun Li
Yanchun Li, Secretary